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Exhibit 2.2

WARRANT CERTIFICATE
WARRANTS TO ACQUIRE COMMON SHARES OF SR TELECOM INC.

CERTIFICATE NO. [ ] EXPIRY DATE: July 18, 2008 and August 27, 2008	[ ] WARRANTS (each entitling the holder to acquire one common share of SR Telecom Inc., subject to adjustment, in accordance with the terms hereof)

        THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT THE TIME OF EXPIRY (AS DEFINED HEREIN).

        THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY ANY PERSON OTHER THAN THE REGISTERED HOLDER HEREOF.

U.S. Restrictions

        NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY NOT BE TRANSFERRED TO A U.S. PERSON, ANY PERSON IN THE UNITED STATES OR ANY PERSON FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES, EXCEPT IN A TRANSACTION THAT COMPLIES WITH RULE 144A UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR ANOTHER AVAILABLE EXEMPTION, OR IS OTHERWISE NOT SUBJECT TO SUCH ACT, AND WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS.

Canadian Restrictions

        UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE DECEMBER 28, 2003.

        THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED UPON EXERCISE OF SUCH SECURITIES ARE SUBJECT TO HOLD PERIODS AND RESALE RESTRICTIONS UNDER APPLICABLE SECURITIES LEGISLATION AND MAY NOT BE TRADED EXCEPT AS MAY BE PERMITTED, AND IN THE MANNER PERMITTED, BY SUCH SECURITIES LEGISLATION.

        THIS CERTIFIES that, for value received, [    ] (the "Holder") is the registered holder of [    ] common share purchase warrants (the "Warrants"). Each one whole Warrant will entitle the Holder, subject to the terms and conditions set forth in this certificate or by a replacement certificate (in either case this "Warrant Certificate"), to subscribe from SR Telecom Inc. (the "Corporation") one fully paid and non-assessable common share of the Corporation (a "Share") at any time commencing on the date hereof and continuing up to and including 5:00 p.m. (Montréal time) on August 27, 2008 (the "Time of Expiry") on payment of Cdn $1.00 per Warrant (the "Exercise Price"). The number of Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

Section 1    Exercise of Warrants

(1)
Election to Purchase.    This Warrant may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Exercise Notice substantially in the form attached hereto as Exhibit "1", properly completed and executed, together with a certified cheque or bank draft payable to the order of the Corporation in payment of the Exercise Price for the number of Shares specified in the Exercise Notice at the office of the Corporation (attention: Secretary) at 8150 TransCanada Highway, Montreal, Quebec, H4S 1M5 or such other address in Canada as may be specified in writing by the Corporation at any time before the Time of Expiry. Upon partial exercise of the Warrants, the Corporation will, contemporaneously with the issuance of the Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a replacement certificate representing the unexercised balance of the Warrants.

(2)
Exercise.    The Corporation will, in accordance with section 1(3) below, on receipt of a duly executed Exercise Notice and the Exercise Price for the number of Shares specified in the Exercise Notice (the "Exercise Date"), issue that number of Shares forming the Shares specified in the Exercise Notice as fully paid and non-assessable Shares of the Corporation.

(3)
Certificate.    As promptly as practicable after the Exercise Date and, in any event, within five (5) business days of receipt of the Exercise Notice, the Corporation will issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, a certificate or certificates for the number of Shares specified in the Exercise Notice. To the extent permitted by law, such exercise will be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such will cease, and the person or persons in whose name or names any certificate or certificates for Shares will then be issuable upon such exercise will be deemed to have become the holder or holders of record of the Shares represented thereby.

Section 2    Anti-Dilution Protection

(1)
Definitions.    For the purposes of this section 2, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below will have the respective meanings specified therefor in this subsection:

(a)
"Adjustment Period" means the period commencing on the date of issue of this Warrant Certificate and ending at the Time of Expiry;

(b)
"Current Market Price" of the Shares at any date means the price per share equal to the weighted average price at which the Shares have traded on the Toronto Stock Exchange ("TSX") or, if the Shares are not then listed on the TSX, on such other stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Shares are not then listed on any stock exchange, in the over-the-counter market, during the period of any twenty consecutive trading days ending not less than five business days before such date; provided that the weighted average price will be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Shares so sold; and provided further that if the Shares are not then listed on any stock exchange or traded in the over-the counter market, then the Current Market Price will be determined by such firm of chartered accountants as may be selected by the directors of the Corporation;

(c)
"director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

  (d)
  "trading day" with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(2)
Adjustments.    The Exercise Price and the number of Shares issuable to the Holder will be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)
If at any time during the Adjustment Period the Corporation:

(i)
fixes a record date for the issue of, or issues, Shares to the holders of all or substantially all of the outstanding Shares by way of a stock dividend;

(ii)
fixes a record date for the distribution to, or makes a distribution to, the holders of all or substantially all of the Shares payable in Shares or securities exchangeable for or convertible into Shares;

(iii)
subdivides the outstanding Shares into a greater number of Shares; or

(iv)
consolidates the outstanding Shares into a lesser number of Shares;

    (any of such events in subclauses (i), (ii), (iii) and (iv) above being herein called a "Common Share Reorganization"), the Exercise Price will be adjusted on the earlier of the record date on which holders of Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

      (A)
      the numerator of which will be the number of Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization; and

      (B)
      the denominator of which will be the number of Shares which will be outstanding immediately after giving effect to such Common Share Reorganization.

  (b)
  If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of the outstanding Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the "Rights Period"), to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Shares on such record date (any of such events being herein called a "Rights Offering"), the Exercise Price will be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

  (i)
  the numerator of which will be the aggregate of

  (A)
  the number of Shares outstanding on the record date for the Rights Offering; and

      (B)
      the quotient determined by dividing

      (I)
      either (a) the product of the number of Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

      (II)
      the Current Market Price of the Shares as of the record date for the Rights Offering; and

    (ii)
    the denominator of which will be the aggregate of the number of Shares outstanding on such record date and the number of Shares offered pursuant to the Rights Offering (including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.).

  (c)
  If at any time during the Adjustment Period the Corporation fixes a record date for the issue or distribution to the holders of all or substantially all of the Shares of:

  (i)
  shares of the Corporation of any class other than Shares;

  (ii)
  rights, options or warrants to acquire Shares or securities exchangeable for or convertible into Shares (other than rights, options or warrants pursuant to which holders of Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Shares at a price per share (or in the case of securities exchangeable for or convertible into Shares at an exchange or conversion price per share at the date of issue of such securities) of at least 95% of the Current Market Price of the Shares on such record date);

  (iii)
  evidences of indebtedness of the Corporation; or

  (iv)
  any property or assets of the Corporation;

    and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a "Special Distribution"), the Exercise Price will be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

      (A)
      the numerator of which will be the difference between

      (I)
      the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date, and

      (II)
      the fair market value, as determined by the directors of the Corporation (whose determination will be conclusive), to the holders of the Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

      (B)
      the denominator of which will be the product obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date.

    To the extent that any Special Distribution is not so made, the Exercise Price adjusted as aforesaid, will be readjusted effective immediately to the Exercise Price which would then be in effect based upon the fair market value of such securities or property or other assets as were actually distributed.

  (d)
  If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price occurs pursuant to the provisions of clauses 2(2)(a), (b) or (c) hereof, then the number of Shares purchasable upon the subsequent exercise of the Warrants will be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which will be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

(3)
Rules.    The following rules and procedures will be applicable to adjustments made pursuant to subsection 2(2) of this Warrant Certificate,

(a)
Subject to the following provisions of this subsection 2(3), any adjustment made pursuant to subsection 2(2) hereof will be made successively whenever an event referred to therein will occur.

(b)
No adjustment in the Exercise Price will be required unless the adjustment would result in a change of at least one per cent in the Exercise Price; provided, however, that any adjustments which except for the provisions of this clause 2(3)(b) would otherwise have been required to be made will be carried forward and taken into account in any subsequent adjustment.

(c)
If at any time during the Adjustment Period the Corporation will take any action affecting the Shares, other than an action or an event described in subsection 2(2) hereof, which in the opinion of the directors would have a material adverse effect upon the rights of the Holder under this Warrant Certificate, the Exercise Price will be adjusted in such manner and at such time as the directors may determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Shares will be deemed to be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(d)
No adjustment in the Exercise Price will be made in respect of any event described in section 2 hereof if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event.

(e)
If the Corporation sets a record date to determine holders of Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and will thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, no adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants will be required by reason of the setting of such record date.

  (f)
  In any case in which this Warrant Certificate requires that an adjustment become effective immediately after a record date for an event referred to in subsection 2(2) hereof, the Corporation may defer, until the occurrence of such event:

  (i)
  issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; and

  (ii)
  delivering to the Holder any distribution declared with respect to such additional Shares after such record date and before such event;

    provided, however, that the Corporation delivers to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable upon the exercise of the Warrants.

  (g)
  If a dispute arises at any time with respect to any adjustment of the Exercise Price or the number of Shares purchasable pursuant to this Warrant Certificate, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act by such other firm of independent chartered accountants as may be selected by the directors.

(4)
Taking of Actions.    As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 2(2) hereof the Corporation will take any action which may, in the opinion of the Corporation's legal counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable shares all of the Shares which the Holder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(5)
Notice.    At least fourteen days prior to any effective date, as the case may be, for any event which requires or might require an adjustment in any of the rights of the Holder under this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable under this Warrant Certificate, the Corporation will deliver to the Holder, at the Holder's registered address, a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 2(5) has been given is not then determinable, the Corporation will promptly after such adjustment is determinable deliver to the Holder, at the Holder registered address, a certificate providing the calculation of such adjustment. The Corporation hereby covenants and agrees that the register of transfers and share transfer books for the Shares will be open, and that the Corporation will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such fourteen day period.

Section 3    Time of Expiry.

        At and after the Time of Expiry, no Holder of a Warrant Certificate representing Warrants will have any further rights to acquire Shares, and the Warrants will be of no value or effect.

Section 4    No Fractional Common Shares

        The Corporation will not be required to issue fractional Shares in satisfaction of its obligations hereunder. If any fractional interest in a Share would be deliverable upon the exercise of a Warrant, the Corporation will, in lieu of delivering the fractional Share, satisfy the right to receive such fractional interest by payment to the Holder of an amount in cash equal (computed in the case of a fraction of a cent to the previous lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Market Price of the Shares on the date of exercise as calculated in accordance with the provisions of Section 2 hereof.

Section 5    Transfer of Warrants

(6)
The Corporation will keep at its office a register: (i) in which will be entered the names and addresses of holders of Warrants and particulars of the Warrants held by them; and (ii) in which all transfers of Warrants and the date and other particulars of each transfer will be entered. This register will at all reasonable times be open for inspection by holders of Warrants.

(7)
The Warrantholder may at any time and from time to time have the Warrants represented hereby transferred at the place at which the register of transfers is kept pursuant to the provisions of this Section 5. The Warrants may only be transferred in accordance with applicable laws and, upon compliance with the conditions herein, by the Warrantholder or its legal representative or its attorney duly appointed by an instrument in writing, in form and execution satisfactory to the Corporation, upon compliance with such reasonable requirements as the Corporation may prescribe, which may include, without limitation, the provision of a legal opinion to the Corporation to the effect that the securities laws of the applicable jurisdiction(s) have been complied with in relation to the transfer of Warrants, and will be valid only if entered on the register of transfers kept at the office of the Corporation. Upon execution by the Warrantholder and its transferee of the transfer form attached to the Warrant Certificate and surrender of the Warrant Certificate(s), and upon compliance with the reasonable requirements as the Corporation has prescribed, including the legal opinion referred to above, such transfer will be duly noted on the register by the Corporation.

(8)
The Corporation may treat the registered holder of any Warrant as the absolute holder and owner thereof for all purposes and the Corporation will not be affected or bound by any notice to the contrary, except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. Subject to any applicable legislation to the contrary, the Corporation will not be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the direction of the Warrantholder, whether named as trustee or otherwise, as though that person were the beneficial owner of the Warrant.

(9)
The Corporation will not register a transfer of Warrants if the Corporation determines that the transferee is a U.S. Person (as defined in the regulations made under the United States Securities Act of 1933, as amended), is a person in the United States or is acquiring the Warrants evidenced thereby for the account or benefit of a U.S. Person or a person in the United States. For this purpose, the Corporation may conclusively act and rely on the address of the transferee and the representation on the form of transfer in making such determination. The Corporation, may, however, register the transfer if it has received a legal opinion to the effect that the transfer is being effected pursuant to any exemption from, or is otherwise not subject to, the registration requirements of the United States Securities Act of 1933, as amended, and applicable laws of any state of the United States.

(10)
Any Warrant Certificate issued to a transferee will bear such restrictive or other legends as may be advised by counsel to the Corporation.

Section 6    Replacement

        Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

Section 7    Shareholder Status

        The holding of the Warrants evidenced by this certificate will not constitute the Holder a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as expressly provided in this certificate.

Section 8    Successors

        This Warrant Certificate will enure to the benefit of and will be binding upon the Holder and the Corporation and their respective successors.

Section 9    Governing Law

        This Warrant Certificate will be construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein and will be treated in all respects as an Québec contract.

        IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

        DATED as of the July 18, 2003 and 27th day of August, 2003.

SR TELECOM INC.
By:
Authorized Signing Officer

Exhibit 2.2

TRANSFER OF WARRANTS

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                                                    Warrants exercisable for Shares of SR Telecom Inc. (the "Corporation") registered in the name of the undersigned on the register of the Corporation maintained therefor, and hereby irrevocably appoints                                                                                                    the attorney of the undersigned to transfer the said securities on the books maintained by the Corporation with full power of substitution.

DATED the                   day of                                    , 200     .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company:	Signature of Transferor

Address of Transferor

Notes:

  (a)
  The signature to this transfer must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.)

  (b)
  If the Transfer Form indicates that Shares are to be issued to a person or persons other than the registered holder of the Warrant Certificate, the signature on this Transfer Form must be guaranteed by a Schedule I chartered bank or licensed trust company, or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed". Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program. In the United States, signature guarantees must be done by members of the "Medallion Signature Guarantee Program" only.

Exhibit 2.2

ACKNOWLEDGEMENT OF TRANSFEREE

TO:	[Name of Transferor]
— and — SR Telecom Inc.

        The undersigned transferee of                          Warrants exercisable for Shares of SR Telecom Inc. (the "Corporation") hereby acknowledges that such Warrants are subject to the terms, conditions and provisions of the attached Warrant Certificate.

  The undersigned transferee directs that:

The certificates for the Warrants are to be registered in the name of:

and delivered to the following address:

If the undersigned transferee is signing as agent for a principal and not as agent for a fully managed account the name or address of the beneficial purchaser is:

Dated the                        day of                       , 200     .

[TRANSFEREE]
By:
Name: Title:
By:
Name: Title:

Exhibit 2.2

EXHIBIT 1
Exercise Notice

        The undersigned hereby irrevocably exercises the number of Warrants of SR Telecom Inc. set out below for the number of Shares (or other property or securities subject thereto) as set forth below:

  (a)
  Number of Warrants to be Exercised:

  (b)
  Number of Shares to be Acquired:

  (c)
  Exercise Price per Warrant:

  (d)
  Aggregate Purchase Price [(b) multiplied by (c)]: $

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.

        DATED this                        day of                                   , 200     .

Per:
Direction as to Registration

Name of Registered Holder:

Address of Registered Holder:

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Exhibit 2.2